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                                                                     EXHIBIT 4.7


                              CERTIFICATE OF TRUST
                                       OF
                            DYNEGY CAPITAL TRUST III


     The undersigned, the trustees of Dynegy Capital Trust III as of the date hereof, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. (S)3801 (the "Act"), hereby certify as follows:

     (a) Name. The name of the business trust being formed hereby is "Dynegy Capital Trust III" (the "Trust").

     (b) Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

          Bank One Delaware, Inc.
          3 Christina Centre
          201 North Walnut Street
          Wilmington, Delaware 19801-2920

     (c) Effectiveness. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

Date: February 1, 2000


                                  /s/ Robert T. Ray
                              ---------------------------------------
                              Name:      Robert T. Ray
                              Title:     Administrative Trustee


                              Bank One Trust Company, National Association as Property Trustee

                              By: /s/ John R. Prendiville
                                 ---------------------------------
                              Name:      John R. Prendiville
                              Title:     Vice President

                              Bank One Delaware, Inc., as Delaware Trustee

                              By: /s/ John R. Prendiville
                                 ---------------------------------
                              Name:      John R. Prendiville
                              Title:     Vice President